EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Post-Effective Amendment No. 1 on Form S-2 to Form S-3 (No. 333-73472) of our report dated April 8, 2003 relating to the financial statements which appears in Vsource, Inc.'s Annual Report on Form 10-K for the year ended January 31, 2003.

/s/ PricewaterhouseCoopers

PRICEWATERHOUSECOOPERS

Hong Kong
May 16, 2003